UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2016

CARBYLAN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39899 Balentine Drive, Suite 200, Newark, California	94560
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (510) 933-8365

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 21, 2016, Carbylan Therapeutics, Inc. (the “Company”) held a special meeting of its stockholders at which the following items were voted on.

(1)	Approval of the issuance of the Company’s common stock pursuant to a Share Purchase Agreement (the “Share Purchase Agreement”) entered into on June 15, 2016, by and among the Company, KalVista Pharmaceuticals Ltd. (“Kalvista”), the shareholders of KalVista and the Seller Representative (as defined in the Share Purchase Agreement).

Votes Cast For	Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
14,853,174	961,620	20,577	0

(2) Approval of the Company’s amended and restated certificate of incorporation to effect a reverse stock split of the Company’s common stock, at a ratio of one new share for every fourteen shares outstanding.

Votes Cast For	Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
14,319,734	1,501,770	13,867	0

(3) Approval of an amendment to the Company’s amended and restated certificate of incorporation to change the name of the Company to “KalVista Pharmaceuticals, Inc.”

Votes Cast For	Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
14,936,328	843,131	55,912	0

(4) Approval to adjourn the special meeting, if necessary, if a quorum was present, to solicit additional proxies if there were not sufficient votes in favor of the proposals set forth in (1) through (3) above.

Votes Cast For	Votes Cast Against	Number of Abstentions	Number of Broker Non-Votes
14,988,281	635,931	211,159	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBYLAN THERAPEUTICS, INC.

By:	/s/ David M. Renzi
Name:	David M. Renzi
Title:	President and CEO

Date: November 21, 2016